EXHIBIT 10.12

Distribution Agency Agreement

Supplier: Bozhou City Zhongzheng Chinese Medical Pieces Co., Ltd. (hereinafter referred to as “Party A”)
Purchaser: Anhui Xuelingxian Pharmaceutical Co., Ltd (hereinafter referred to as “Party B”)

This agreement is made by and between Party A and Party B with regards to the agency sales of Party B for Party A’s products on the principle of common development and mutual benefits:
I.
Distribution products: 206 categories like radix ginseng rubra, sugared ginseng, suncured ginseng, radix ginseng, panax quinquefolia, radix codonopsis, radix glehniae, ladybell root, scrophularia, heterophylly falsestarwort root and changium smyrnioides wolff.

II.	Sales and scope
1.
Party A and Party B have made an agreement on the sales plan of 2009; Party A agrees to authorize Party B as the distributed agent to take charge of the sales work, and Party B shall make good use of the promotion strength and network to sell the products.

2.	Sales region: Nationwide

III.	Period of sales agency agreement
The valid period of the agreement is from Feb.1, 2009 to Jan. 31, 2010; when the contract expires, Party B has the priority to extend the contract under the same conditions.
IV.	Part product price [Yuan/kg]
Product name	Purchased unit price	Product name	Purchased unit price	Product name	Purchased unit price	Product name	Purchased unit price	Product name	Purchased unit price
Radix ginseng rubra	120	Changium smyrnioides wolff	12	Rehmanniae praeparatum	9	Radix Cyathulae	11	Slender Dutchmanspipe Root	22
Sugared ginseng	72	Salvia	9	Rehmanniae vaporata	8.5	Radix achyranthis bidentatae	7.5	Turmeric Root-tuber	16.8
Suncured ginseng	105	Lightyellow sophora root	8.2	Astragalus mongholicus	9.5	Huai Chinese yam	16.8	Whipformed Typhonium Rhizome	17
Radix ginseng	35	Radix Notoginseng	158	Coptsir root	76	Guang Chinese yam	9.5	Pinellia tuberifera tenore	88
Panax quinquefolia	275	Liquorice	13.5	Figwortflower Picrorhiza Rhizome	98	Alismatis	13	Platycodon Root	25
Radix codonopsis	16	Chinese angelica	14.5	Radix scutellariae	8.7	Gastrodia elata	82	Nodakenin	32
Radix glehniae	21	Rhizome of Szechwan Lovage	19.5	Dwarf Lilyturf Tuber	28	Rhubarb horse-tails	13	Bupleurum	48
Ladybell root	35	Incised Notopterygium Rhizome	45	Tendrilleaf fritillary	660	Giant Typhonium Rhizome	32	Starwort Root	14.5
Scrophularia	9	Radix angelicae pubescentis	7.5	Sinkiang Fritillary Bulb	230	Saussurea costus	7.8	Atractylodes	21
Hheterophylly falsestarwort root	43	Rhizoma corydalis	22	Fritillary bulb	55	Common Vladimiria Root	6.5	Nutgrass Galingale	15
Solomonseal rhizome	19	Common Monkshood Mother Root	23	Himalayan Teasel Root	17	Nardostachyos	15	Obscured homalomena rhizome	8.5

For the prices of other products, it shall comply with the market price or previous transaction price to execute.
V.	Sales tasks and requirements
1.
Sales quantity: Within 7 working days after signing the contract, Party B shall purchase the goods firstly with the amount of 3 million Yuan, and it shall not be less than 5 million Yuan each month in the coming months; and the annual amount is 60 million Yuan.

2.
Party B promises to complete the task quantity in the regulated region during the effective period of the agreement; it will check in every quarter, and if it cannot complete the task quantity, Party A has right to increase the agent in the region and terminate the relevant contracts.

VI.	Delivery and payment:
Party B picks up the goods
VII.	Invoicing
Party A shall bear base-price invoice.
VIII. Disputes solution
Any disputes related to the agreement shall be solved by the two parties through friendly negotiation; if the negotiation is failed, it shall submit to the people’s court at Party A’s location, so as to protect the legal benefits of the two parties.
IX.	Others
This agreement will take effect after signing of legal representative or authorized agent of Party A; and it will not be invalid owing to the change of the legal representatives, business principals and enterprise entities of any party after the effective date of the agreement; the changing party shall issue the effective written explanations, so as to solve the continuity relations before and after the change and facilitate the normal implementation of the agreement.
The unsettled matters herein shall be discussed separately by the two parties; this agreement is in duplicate, with each party holding one respectively, covering the same legal effect.

See the attachment of the agreement as follows:

Supplier: Bozhou City Zhongzheng Chinese Medical Pieces Co., Ltd.

Representative (signature): Wang Qingfeng

Purchaser: Anhui Xuelingxian Pharmaceutical Co., Ltd
Representative (signature): WangShunli

Date: Feb. 1, 2009